Exhibit I-4

(English Translation)

This business combination is made for the securities of two Japanese companies. The offer is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in Japan, and some or all of its officers and directors may be residents of Japan. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

May 15, 2013

To All Concerned Parties

Company name:	G.taste Co., Ltd.
Representative:	Fumiyasu Inayoshi Representative Director and President (Code: 2694, JASDAQ)
Inquiries:	Tomoya Iwasaki Corporate Officer and Division Manager of Executive Management Division (Tel: 022 (762) 8540)

Notice of Modification of Position and Change of Representative Director Representing the Company

G.taste Co., Ltd. (“the Company”) has passed a resolution for a modification of the position and a change (unofficial decision) to the representative director representing the Company. We hereby provide notice of this development as follows.

1.	Reason for the Change

As stated in the “Notice of Business Integration through Merger of G.taste Co., Ltd., G.networks CO., LTD. and SAKAI CO., LTD. and Formation of New Company by Company Split” dated today, the Company plans to achieve sustainable growth and maximize corporate value by combining the management resources of the three companies through the merger with G.networks CO., LTD. and SAKAI CO., LTD. on August 1, 2013 (hereinafter, “the Merger”).

In conjunction with the Merger, the Company resolved to modify the position and change the Representative Director on the effective date of the Merger to enhance and strengthen the Company’s management structure.

2.	Modification of the Position of the Representative Director

Name	New Position	Former Position
Fumiyasu Inayoshi	Representative Director and Vice President	Representative Director and President

3.	Name and Position of Newly Appointed Representative Director

Name	New Position	Former Position
Hideo Sugimoto	Representative Director and President	Director

4.	Career Summary of the Newly Appointed Representative Director

Name (Date of Birth)	Career Summary		Shares Held
Hideo Sugimoto April 19, 1962	April 1985	Joined Link Consulting Associates-Japan Corp. (now Interprise Consulting Corporation)	— shares
	April 1989	Joined Venture Link Co., Ltd. (now C&I Holdings Co., Ltd.)

Name (Date of Birth)	Career Summary		Shares Held
	August 1995	Director of C&I Holdings
	August 1996	Managing Director of C&I Holdings
	June 2004	Director and Managing Officer of C&I Holdings
	July 2004	Director and President of G.communication Co., Ltd.
	June 2006	Representative Director and President of G.communication Co., Ltd.
	May 2007	Advisor to Yakinikuya Sakai Co., Ltd. (now SAKAI CO., LTD.)
	June 2007	Representative Director and Chairman of Yakinikuya Sakai Co., Ltd.
	February 2008	Representative Director and President of G.communication Co., Ltd. (now Jibun Mirai Associe Co., Ltd.)
	April 2008	Representative Director and President of G-FOOD Co. Ltd.
	June 2009	Representative Director and President of G.communication Co., Ltd.
	June 2009	Director of Yakinikuya Sakai Co., Ltd. (now SAKAI CO., LTD.) (current position)
	March 2011	Director of G.communication Co., Ltd.
	March 2011	Representative Director and President of SAKAI CO., LTD.
	April 2012	Representative Director and President of G.communication Co., Ltd. (current position)
	June 2012	Appointed as Director of the Company (current position)

ø	The number of shares held is current as of May 15, 2013.

5.	Date of Change

August 1, 2013 (Effective date of the Merger)

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